                                                                    EXHIBIT 99.1

NEWS RELEASE                                [LOGO OF BELL ATLANTIC APPEARS HERE]

FOR IMMEDIATE RELEASE                       Contact:
July 23, 1998                               David Frail
                                            212-395-7726
                                            david.frail@BellAtlantic.com


               Bell Atlantic Second Quarter Net Income Rises 11%

                  Data Revenues Increase 29% to $580 Million;
                   Global Wireless Adds 486,000 Subscribers

NEW YORK -- Bell Atlantic (NYSE:BEL) today announced second quarter net income of $1.1 billion, an 11 percent increase over second quarter 1997 net income of $964.7 million. Diluted earnings per share of 68 cents rose 9.7 percent from second quarter 1997 EPS of 62 cents./(1)/

     Results are adjusted for special items in this quarter related to merger integration and an enhanced pension offer which resulted in charges totaling 3 cents per share, and 5 cents per share in the prior-year period for special items. Reported net income for the quarter was $1.0 billion compared to $896.8 million, and reported EPS was 65 cents compared to 57 cents in second quarter 1997.

     Proportionate revenues, which include Bell Atlantic's Telecom and Global Wireless businesses, increased 4.6 percent. Operating income for these units grew 8.9 percent, to $2.0 billion.

     For the first six months of 1998, net income available to common shareowners rose 10.9 percent to $2.1 billion, and EPS was $1.34, 9.8 percent higher than $1.22 in the first six months of 1997.

---------------------------------

/(1)/ EPS comparisons for the quarter and the first six months of 1998 were affected by rounding resulting from a 2-for-1 stock split on June 1. On a pre-split basis, second quarter 1998 EPS would have grown from $1.23 to $1.36 in second quarter 1997, or 10.6 percent. Six-month 1998 EPS on a pre-split basis would have grown from $2.43 to $2.68, or 10.3 percent. The number of shares
outstanding increased in the quarter by .6 percent.   All EPS amounts are on a
diluted basis.

                                   --more--

Bell Atlantic News Release, page 2


     Six-month EPS figures have been adjusted for special items totaling 13 cents per share in 1998 and 20 cents per share in 1997. Reported net income available to common shareowners of $1.9 billion rose 19.9 percent over $1.6 billion in the prior-year period. Reported EPS grew 18.6 percent, to $1.21 compared to $1.02.

     "Our second-quarter results are on target, with our Telecom and Global Wireless businesses both delivering solid operating results." said Bell Atlantic Vice Chairman, President and CEO Ivan Seidenberg.

     "Telecom volumes remain very strong, as evidenced by continued growth in access lines and minutes of use. Especially encouraging is the acceleration in demand for data services, and our success in participating in this high-growth market. In fact, data has become one of Telecom's largest sources of growth.

     "Our strong volumes will serve as the foundation for improved top-line growth in the second half of the year, as we move past the effects of last July's access charge reductions, build on the momentum of our vertical service sales campaigns and increase our focus on the data market.

     "Global Wireless continues its stellar performance, delivering nearly 500,000 new customers and generating 62 percent growth in operating income. With 85 million potential customers in the United States and 92 million in international markets, Global Wireless has the market presence and demonstrated capabilities to sustain this kind of growth and profitability for years to come."

     Bell Atlantic Chairman Ray Smith said, "Our challenge has been to meet our financial targets while positioning ourselves for a competitive future and new opportunities. We are meeting that challenge.

     "We are making substantial progress toward developing full capabilities in the data and long distance markets. We've begun construction of a region-wide, SONET- and ATM-based data network and are preparing to roll out high-capacity ADSL lines for the mass market this quarter. As for long distance, we're beginning to see the light at the end of the tunnel. With third-party review underway in New York, I'm confident we will file an application with the FCC in the fall that will cut the Gordian knot of Section 271.

                                   --more--

Bell Atlantic News Release, page 3


     "At this time last year we were anticipating final approval of our merger with NYNEX; now we're eager to fully realize the opportunities created by the merger. I'm confident we will deliver on our 1998 financial targets and continue to position ourselves to leverage all of the potential in the world's richest communications market."

                     Domestic Telecommunications Highlights

     Strong demand for communications services was reflected in 4.4 percent growth in the number of access lines in service, to 40.8 million, and an 8.4 percent increase in access minutes of use. Strong volumes helped offset the effects of approximately $130 million in mandated rate reductions and grow revenues 2.1 percent compared to second quarter 1997.

     The market for digital data services continued to be the most dynamic in telecommunications, as shown by Bell Atlantic's results in data services and other business services:

  . Revenues from high-bandwidth switched and special access services, and from Bell Atlantic's network integration business, known as BANI, rose 29 percent over second quarter 1997 levels to $580 million.

  . The number of "DS0" circuits in service (digital, high-bandwidth and packet-switched services as measured in 64-kilobit voice-grade equivalents) increased more than 42 percent over second quarter 1997.

  . Bell Atlantic ended the quarter with more than 470,000 basic rate Integrated Services Digital Network (ISDN) lines in service, up 23 percent from second quarter 1997, and more than 650,000 primary rate ISDN channels in service, nearly double the second-quarter 1997 total.

  . The number of Centrex lines increased 8.7 percent over second quarter 1997 to 4.6 million.

In residential markets:

  .  Caller ID subscribers increased to more than 5.8 million, with revenues up
     37.6 percent.

  .  Revenues from Home Voice Mail service rose 19.1 percent.


                                   --more--

Bell Atlantic News Release, page 4


In wholesale markets:

  . At the end of the quarter, Bell Atlantic was providing other carriers with approximately 415,000 resold access lines and nearly 50,000 unbundled loops.

     Network operating expenses for the quarter totaled $5.2 billion, 1.1 percent higher than in second quarter 1997. Merger-related synergies helped offset upward pressures from interconnections payments to competitive local exchange carriers (CLECs) and helped cover costs for compliance with the Telecommunications Act "checklist," including local number portability, and investments in growth opportunities.

                           Global Wireless Highlights

     The Global Wireless group posted record results for the second quarter, driven by strong performance at Bell Atlantic Mobile (BAM) and sustained healthy growth in its international portfolio.

     Global Wireless ended the quarter with 7.3 million proportionate customers, nearly 34 percent more than in second quarter 1997. Proportionate net customer additions in the quarter totaled 486,000, an increase of 22.7 percent over second quarter 1997.

     Total proportionate revenues for the quarter reached a record $1.1 billion, increasing 23.3 percent over second quarter 1997. Contributions from international ventures and PrimeCo Personal Communications increased, accounting for more than 50 percent of the growth. Proportionate operating income for the portfolio totaled $203 million, up 62.2 percent from second quarter 1997.

     Domestic highlights:

 .  BAM subscribers grew more than 17 percent over second quarter 1997. With
   224,000 net customer additions, BAM ended the quarter with 5.7 million customers. Revenues increased nearly $100 million, or 13 percent, to $869.4 million.

 . BAM's DigitalChoice(SM) price plans, introduced in March, drove up the number of digital subscribers to nearly 400,000 at the end of the quarter. Twenty percent of new customers are taking a DigitalChoice plan, and digital subscribers now generate nearly 25 percent of BAM's busy-hour traffic on its high-efficiency CDMA network.

                                   --more--

Bell Atlantic News Release, page 5


 . BAM reduced acquisition costs per subscriber 17.1 percent, to $194 compared to $234 in the prior-year period, through control of commission expenses, lower handset costs, and by selling through direct distribution channels. BAM also reduced cash expense per subscriber by $4 to a record low of $24.

 . BAM operating cash flow improved to its highest level ever at $348 million, and operating cash flow margins expanded to 46 percent, five percentage points higher than second quarter 1997. Operating income grew 21.7 percent to nearly $220 million.

 . PrimeCo Personal Communications ended the quarter with 90,000 net subscriber additions. PrimeCo's total customer base at the end of the quarter was 598,000, triple the number in second quarter 1997.

 . Total PrimeCo revenues for the quarter grew to $120 million, nearly two and one-half times the level in second quarter 1997, with average monthly revenue per subscriber of nearly $61. Bell Atlantic owns 47.6 percent of PrimeCo.

     The International Wireless portfolio contributed 220,000 proportionate net additions in the quarter, 91.3 percent higher than in the prior-year period and nearly half of the Global Wireless total. The international proportionate customer base now exceeds 1.3 million, and Bell Atlantic's wireless ventures outside the U.S. serve more than eight million subscribers. International proportionate revenues totaled $186.8 million, up 73.1 percent over second quarter 1997. Operating income climbed eightfold and operating cash flow increased three and one-half times over second quarter 1997.

     International highlights:

 . Grupo Iusacell in Mexico closed the first half of the year with more than 550,000 customers, double the number in the same period last year. Iusacell's net customer additions in the second quarter were the highest in its history.

 . During the second quarter Grupo Iusacell won two new PCS licenses for the fast-growing industrial regions on the Mexico-U.S. border. Iusacell now will become a nationwide provider, increasing its coverage from 70 percent to more than 80 percent of Mexico's 94 million people.

 . Omnitel Pronto Italia ended the quarter with almost four million customers, as the company increased its share of the Italian wireless market to 25 percent. During the second quarter, the company took first place in the Grand Prix of Customer Service conducted by Teleperformance.

 . STET Hellas closed the quarter with more than 500,000 subscribers in Greece, an increase of 77 percent over second quarter 1997. STET Hellas completed a global

                                   --more--

Bell Atlantic News Release, page 6


   public offering on June 4 and ended the quarter with a market capitalization of more than $3.5 billion. Bell Atlantic owns 20 percent of STET Hellas.


     Bell Atlantic -- formed through the merger of Bell Atlantic and NYNEX is at the forefront of the new communications and information industry. With more than 41 million telephone access lines and more than 7 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 23 countries.

     Bell Atlantic news releases, executive speeches, news media contacts and other useful information are available at Bell Atlantic's News Center on the World Wide Web (www.ba.com). To receive news releases by e-mail, visit the News Center and register for personalized automatic delivery of Bell Atlantic news releases.

     NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.

                                      ###


                                   --more--

Bell Atlantic Corporation

-------------------------------------------------------
Consolidated Statements of Income
-------------------------------------------------------

                                                           (Dollars in Millions, Except Per Share Amounts)

                                            3 Mos. Ended   3 Mos. Ended                   6 Mos. Ended    6 Mos. Ended
Unaudited                                        6/30/98        6/30/97   % Change             6/30/98         6/30/97   % Change
-----------------------------------------------------------------------------------       ---------------------------------------
Operating Revenues
  Local services                              $  3,462.4     $  3,342.0        3.6          $  6,794.0      $  6,452.3        5.3
  Network access services                        1,942.8        1,852.8        4.9             3,849.3         3,711.6        3.7
  Long distance services                           474.2          561.4      (15.5)              976.1         1,131.4      (13.7)
  Ancillary services                               453.8          441.2        2.9               923.5           896.9        3.0
  Directory and information services               628.6          622.4        1.0             1,186.3         1,153.3        2.9
  Wireless services                                943.7          823.6       14.6             1,800.1         1,597.7       12.7
  Other services                                    22.3           64.4      (65.4)               49.6           181.1      (72.6)
                                               ..........................                   ...........................
Total Operating Revenues                         7,927.8        7,707.8        2.9            15,578.9        15,124.3        3.0
                                               ..........................                   ...........................
Operating Expenses
  Employee costs                                 2,116.0        2,149.0       (1.5)            4,420.4         4,619.1       (4.3)
  Depreciation and amortization                  1,445.8        1,363.8        6.0             2,856.3         2,735.1        4.4
  Taxes other than income                          379.7          382.2        (.7)              751.6           777.2       (3.3)
  Other operating expenses                       2,033.7        1,964.9        3.5             3,886.0         3,686.5        5.4
                                               ..........................                   ...........................
Total Operating Expenses                         5,975.2        5,859.9        2.0            11,914.3        11,817.9        0.8
                                               ..........................                   ...........................

Operating Income                                 1,952.6        1,847.9        5.7             3,664.6         3,306.4       10.8
Income (loss) from unconsolidated businesses       (25.5)         (80.7)      68.4                (2.7)         (115.4)      97.6
Other income and (expense), net                     41.8          (16.1)        NM                55.6            (6.5)        NM
Interest expense                                   363.1          291.1       24.7               673.1           620.6        8.5
Provision for income taxes                         578.6          563.2        2.7             1,107.6           968.9       14.3
                                               ..........................                   ...........................
Income from Continuing Operations                1,027.2          896.8       14.5             1,936.8         1,595.0       21.4
Extraordinary item
  Early extinguishment of debt, net of tax          (6.3)            --         NM               (22.5)             --         NM
                                               ..........................                   ...........................
Net Income                                       1,020.9          896.8       13.8             1,914.3         1,595.0       20.0
Redemption of investee preferred stock                --             --                           (2.5)             --         NM
                                               ..........................                   ...........................
Net Income Available to
  Common Shareowners                           $ 1,020.9     $    896.8       13.8          $  1,911.8      $  1,595.0       19.9
                                               ==========================                   ===========================

Basic Earnings per Share                       $     .66     $      .58       13.8          $     1.23      $     1.03       19.4
Weighted average number of common
  shares outstanding (in millions)               1,552.9        1,551.5                        1,552.9         1,551.4

Diluted Earnings per Share                     $     .65     $      .57       14.0          $     1.21      $     1.02       18.6
Weighted average number of common
  shares-assuming dilution (in millions)         1,578.3        1,568.4                        1,578.4         1,566.7



Notes:

All prior period share and per share amounts have been adjusted to reflect a 2-for-1 stock split declared and paid in the second quarter of 1998


Basic Earnings per Share are based on the weighted-average number of shares outstanding during the year


Diluted Earnings per Share include the dilutive effect of shares issuable under our stock-based compensation plans, which represent the only potential dilutive common shares

For purposes of computing earnings per share amounts, net income available to common shareowners for the six months ended June 30, 1998 has been reduced by the amount of the premium paid on the redemption of preferred stock by an equity investee


NM  Not meaningful

Bell Atlantic Corporation


----------------------------------------------------------------
Earnings Reconciliations
----------------------------------------------------------------

                                                                (Dollars in Millions, Except Per Share Amounts)

                                                     -----------------------------
                                                         3 Mos. Ended 6/30/98                  3 Mos. Ended 6/30/97
Unaudited                                            Net Income        Diluted EPS         Net Income       Diluted EPS
-----------------------------------------------------------------------------------------------------------------------
Net Income Available to Common Shareowners           $  1,020.9        $       .65         $    896.8       $       .57
Adjustments:
  Special pension enhancement                              21.3                .01               30.3               .02
  Merger transition costs                                  28.6                .02
  Video-related charges                                                                          37.6               .03
                                                     ..................................................................
Adjusted Earnings                                    $  1,070.8        $       .68         $    964.7       $       .62
                                                     ==================================================================

Adjusted Growth                                            11.0%              9.7%

                                                     -----------------------------
                                                          6 Mos. Ended 6/30/98                 6 Mos. Ended 6/30/97
                                                     Net Income        Diluted EPS         Net Income       Diluted EPS
                                                     ------------------------------------------------------------------
Net Income Available to Common Shareowners           $  1,911.8        $      1.21         $  1,595.0       $      1.02
Adjustments:
  Special pension enhancement                             168.0                .11              273.9               .17
  Merger transition costs                                  33.9                .02
  Video-related charges                                                                          37.6               .03
                                                     ..................................................................
Adjusted Earnings                                    $  2,113.7        $      1.34         $  1,906.5       $      1.22
                                                     ==================================================================

Adjusted Growth                                            10.9%               9.8%

Bell Atlantic Corporation

-----------------------------------------------------------------
Sector Summary
-----------------------------------------------------------------

                                                           (Dollars in Millions)
                               ------------
Unaudited                      3 Mos. Ended       3 Mos. Ended
                                    6/30/98            6/30/97       % Change
-----------------------------------------------------------------------------
Revenues
  Telecom                           6,987.2            6,843.3            2.1
  Global Wireless (1)               1,112.0              902.1           23.3
                                ..............................
Total                             $ 8,099.2          $ 7,745.4            4.6%
                                ==============================


                               ------------
                               3 Mos. Ended       3 Mos. Ended
                                    6/30/98            6/30/97       % Change
                               ----------------------------------------------
Operating Income
  Telecom                           1,818.2            1,731.6            5.0
  Global Wireless (1)                 202.9              125.1           62.2
                                ------------------------------
Total                             $ 2,021.1          $ 1,856.7            8.9%
                                ==============================




                               ------------
Unaudited                      6 Mos. Ended       6 Mos. Ended
                                    6/30/98            6/30/97       % Change
-----------------------------------------------------------------------------
Revenues
  Telecom                          13,778.3           13,476.0            2.2
  Global Wireless (1)               2,088.7            1,708.8           22.2
                               ...............................
Total                             $15,867.0          $15,184.8            4.5%
                               ===============================


                               ------------
                               3 Mos. Ended       3 Mos. Ended
                                    6/30/98            6/30/97       % Change
                               ----------------------------------------------
Operating Income
  Telecom                           3,629.1            3,510.3            3.4
  Global Wireless (1)                 323.4              196.8           64.3
                               ...............................
Total                             $ 3,952.5          $ 3,707.1            6.6%
                               ===============================




Footnote:
(1) Represents Bell Atlantic's proportionate share of ownership interests in its Global Wireless (consolidated and unconsolidated) investments

    Telecom sector results appear on page 10

    Global Wireless sector results appear on page 11

Bell Atlantic Corporation

--------------------------------------------------------------------
Consolidated Adjusted Statements of Income - Second Quarter
--------------------------------------------------------------------

                                                                 (Dollars in Millions, Except Per Share Amounts)

                                                3 Mos. Ended 6/30/98                   3 Mos. Ended 6/30/97
Unaudited                                       Reported   Adjustments    Adjusted     Reported   Adjustments   Adjusted   % Change
-----------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
 Local services                                $ 3,462.4   $             $ 3,462.4    $ 3,342.0    $           $ 3,342.0      3.6
 Network access services                         1,942.8                   1,942.8      1,852.8                  1,852.8      4.9
 Long distance services                            474.2                     474.2        561.4                    561.4    (15.5)
 Ancillary services                                453.8                     453.8        441.2                    441.2      2.9
 Directory and information services                628.6                     628.6        622.4                    622.4      1.0
 Wireless services                                 943.7                     943.7        823.6      (1.1)(4)      822.5     14.7
 Other services                                     22.3                      22.3         64.4                     64.4    (65.4)
                                               ..........................................................................
Total Operating Revenues                         7,927.8                   7,927.8      7,707.8      (1.1)       7,706.7      2.9
                                               ..........................................................................
Operating Expenses
 Employee costs                                  2,116.0    (36.8)(1)      2,079.2      2,149.0     (59.1)(5)    2,089.9      (.5)
 Depreciation and amortization                   1,445.8                   1,445.8      1,363.8                  1,363.8      6.0
 Taxes other than income                           379.7                     379.7        382.2                    382.2      (.7)
 Other operating expenses                        2,033.7    (43.6)(2)      1,990.1      1,964.9      (1.1)(4)    1,963.8      1.3
                                               ..........................................................................
Total Operating Expenses                         5,975.2    (80.4)         5,894.8      5,859.9     (60.2)       5,799.7      1.6
                                               ..........................................................................

Operating Income                                 1,952.6     80.4          2,033.0      1,847.9      59.1        1,907.0      6.6

Income (loss) from unconsolidated businesses       (25.5)                    (25.5)       (80.7)     30.0(6)       (50.7)    49.7
Other income and (expense), net                     41.8                      41.8        (16.1)                   (16.1)      NM
Interest expense                                   363.1                     363.1        291.1                    291.1     24.7
Provision for income taxes                         578.6     30.5(3)         609.1        563.2      21.2(7)       584.4      4.2
                                               ..........................................................................
Income from Continuing Operations                1,027.2     49.9          1,077.1        896.8      67.9          964.7     11.7
Extraordinary item
 Early extinguishment of debt, net of tax           (6.3)                     (6.3)         -         -              -         NM
                                               ..........................................................................
Net Income Available to
   Common Shareowners                          $ 1,020.9   $ 49.9        $ 1,070.8    $   896.8    $ 67.9      $   964.7     11.0
                                               ==========================================================================


Diluted Earnings per Share                     $     .65   $  .03        $     .68    $     .57    $  .05      $     .62      9.7
                                               --------------------------------------------------------------------------
Weighted average number of common
   shares-assuming dilution (in millions)        1,578.3                   1,578.3      1,568.4                  1,568.4

Footnotes:
1998
(1) Adjustment for special pension enhancement ($34.2) and merger transition costs ($2.6)
(2)   Adjustment for merger transition costs
(3)   Tax effects of items (1) and (2) above

1997
(4)   Adjustment related to an accounting reclass for BAM promotions
(5) Adjustment for special pension enhancement ($47.4) and video-related severance charges ($11.7)
(6)   Adjustment for restructuring CAI wireless investment
(7)   Tax effects of items (4) - (6) above

Bell Atlantic Corporation

-----------------------------------------------------------------
Consolidated Adjusted Statements of Income - Year-to-Date
-----------------------------------------------------------------

                                                                                     (Dollars in Millions, Except Per Share Amounts)

                                               6 Mos. Ended 6/30/98                 6 Mos. Ended 6/30/97
Unaudited                                      Reported   Adjustments  Adjusted     Reported     Adjustments    Adjusted   % Change
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
  Local services                              $ 6,794.0     $          $ 6,794.0   $ 6,452.3  $    83.0  (4)   $ 6,535.3       4.0
  Network access services                       3,849.3                  3,849.3     3,711.6                     3,711.6       3.7
  Long distance services                          976.1                    976.1     1,131.4                     1,131.4     (13.7)
  Ancillary services                              923.5                    923.5       896.9                       896.9       3.0
  Directory and information services            1,186.3                  1,186.3     1,153.3                     1,153.3       2.9
  Wireless services                             1,800.1                  1,800.1     1,597.7      (19.8) (5)     1,577.9      14.1
  Other services                                   49.6                     49.6       181.1                       181.1     (72.6)
                                             .............................................................................
Total Operating Revenues                       15,578.9                 15,578.9    15,124.3       63.2         15,187.5       2.6
                                             .............................................................................
Operating Expenses
  Employee costs                                4,420.4      (279.9) (1) 4,140.5     4,619.1     (445.9) (6)     4,173.2       (.8)
  Depreciation and amortization                 2,856.3                  2,856.3     2,735.1                     2,735.1       4.4
  Taxes other than income                         751.6                    751.6       777.2                       777.2      (3.3)
  Other operating expenses                      3,886.0       (49.2) (2) 3,836.8     3,686.5       76.2  (7)     3,762.7       2.0
                                             .............................................................................
Total Operating Expenses                       11,914.3      (329.1)    11,585.2    11,817.9     (369.7)        11,448.2       1.2
                                             .............................................................................
Operating Income                                3,664.6       329.1      3,993.7     3,306.4      432.9          3,739.3       6.8
Income (loss) from unconsolidated businesses       (2.7)                    (2.7)     (115.4)      30.0  (8)       (85.4)       NM
Other income and (expense), net                    55.6                     55.6        (6.5)                       (6.5)       NM
Interest expense                                  673.1                    673.1       620.6      (13.0) (9)       607.6      10.8
Provision for income taxes                      1,107.6       127.2  (3) 1,234.8       968.9      164.4 (10)     1,133.3       9.0
                                             .............................................................................
Income from Continuing Operations               1,936.8       201.9      2,138.7     1,595.0      311.5          1,906.5      12.2
Extraordinary item
  Early extinguishment of debt, net of tax        (22.5)                   (22.5)        -                           -          NM
                                             .............................................................................
Net Income                                      1,914.3       201.9      2,116.2     1,595.0      311.5          1,906.5      11.0
Redemption of investee preferred stock             (2.5)                    (2.5)        -                           -
                                             .............................................................................
Net Income Available to
  Common Shareowners                          $ 1,911.8     $ 201.9    $ 2,113.7   $ 1,595.0  $   311.5        $ 1,906.5      10.9
                                             =============================================================================

Diluted Earnings per Share                    $    1.21     $   .13    $    1.34   $    1.02  $     .20        $    1.22       9.8
                                             -----------------------------------------------------------------------------
Weighted average number of common
   shares-assuming dilution (in millions)       1,578.4                  1,578.4     1,566.7                     1,566.7

Footnotes:
1998
(1) Adjustment for special pension enhancement ($274.5) and merger transition costs ($5.4)
(2)    Adjustment for merger transition costs
(3)    Tax effects of items (1) and (2) above

1997
(4)    Restated for reclass adjustment
(5)    Adjustment related to an accounting reclass for BAM promotions
(6) Adjustment for special pension enhancement ($434.2) and video-related severance charges ($11.7)
(7) Restated for reclass adjustment ($96.0) and accounting reclass for BAM promotions ($19.8)
(8)    Adjustment for restructuring CAI wireless investment
(9)    Restated for reclass adjustment
(10)   Tax effects of items (4) - (9) above

Bell Atlantic Corporation

------------------------------------------------------------------
Selected Financial and Operating Statistics
------------------------------------------------------------------

                                                                              (Dollars in Millions, Except Per Share Amounts)

                                              ----------------                          --------------
                                                 3 Mos. Ended        3 Mos. Ended        6 Mos. Ended           6 Mos. Ended
Unaudited                                             6/30/98             6/30/97             6/30/98                6/30/97
-----------------------------------------------------------------------------------     -------------------------------------
Debt ratio-end of period                                                                        60.1%                  59.1%

Return on average common equity-adjusted basis          32.0%               28.5%               31.9%                  28.5%

Return on average assets-adjusted basis                  7.9%                7.3%                7.8%                   7.2%

Book value per common share                                                              $       8.48           $       8.52

Cash dividends declared per common share         $       .385        $        .37               $ .77                  $ .74

Common shares outstanding (in millions)
  End of period                                                                               1,553.5                1,552.4

Capital expenditures
  Telecom                                        $      1,605        $      1,328        $      3,093           $      2,430
  Domestic cellular                                       163                 260                 266                    500
  Other                                                    57                  39                 125                    145
                                                ..............      ...............    ...............         ..............
  Total                                          $      1,825        $      1,627        $      3,484           $      3,075
                                                ==============      ===============    ===============         ==============

Employees
  Telecom                                                                                     132,552                132,029
  Other                                                                                         9,984                  9,582
                                                                                       ...............         ..............
  Total                                                                                       142,536                141,611
                                                                                       ===============         ==============

Bell Atlantic Corporation

---------------------------------------
Consolidated Balance Sheets
---------------------------------------

                                                                                        (Dollars in Millions)
                                                             ------------
Unaudited                                                        6/30/98        6/30/97    $   Change        12/31/97    $   Change
------------------------------------------------------------------------------------------------------------------------------------
Assets
   Current assets
    Cash and cash equivalents                                 $    303.1     $    185.9    $    117.2      $    322.8    $    (19.7)
    Short-term investments                                         423.4          240.7         182.7           720.6        (297.2)
    Accounts receivable, net                                     6,467.3        6,142.5         324.8         6,340.8         126.5
    Inventories                                                    604.9          544.4          60.5           550.3          54.6
    Prepaid expenses                                               608.6          749.2        (140.6)          634.0         (25.4)
    Other                                                          595.5          572.7          22.8           432.3         163.2
                                                             .......................................................................
   Total current assets                                          9,002.8        8,435.4         567.4         9,000.8           2.0
                                                             .......................................................................
   Plant, property and equipment                                80,184.9       75,829.0       4,355.9        77,437.2       2,747.7
    Less accumulated depreciation                               44,383.1       41,198.4       3,184.7        42,397.8       1,985.3
                                                             .......................................................................

                                                                35,801.8       34,630.6       1,171.2        35,039.4         762.4
                                                             -----------------------------------------------------------------------
   Investments in unconsolidated businesses                      5,224.8        5,239.4         (14.6)        5,144.2          80.6
   Other assets                                                  4,686.3        4,362.8         323.5         4,779.7         (93.4)
                                                             .......................................................................
Total Assets                                                  $ 54,715.7     $ 52,668.2    $  2,047.5      $ 53,964.1    $    751.6
                                                             =======================================================================

Liabilities and Shareowners' Investment
   Current liabilities
    Debt maturing within one year                             $  4,352.8     $  5,938.1    $ (1,585.3)     $  6,342.8    $ (1,990.0)
    Accounts payable and accrued liabilities                     6,103.4        4,880.3       1,223.1         5,966.4         137.0
    Other                                                        1,362.9        1,491.3        (128.4)        1,355.0           7.9
                                                             .......................................................................
   Total current liabilities                                    11,819.1       12,309.7        (490.6)       13,664.2      (1,845.1)
                                                             .......................................................................
   Long-term debt                                               15,503.2       13,202.3       2,300.9        13,265.2       2,238.0
                                                             .......................................................................
   Employee benefit obligations                                  9,914.8        9,879.0          35.8        10,004.4         (89.6)
                                                             .......................................................................

   Deferred credits and other liabilities
    Deferred income taxes                                        2,259.5        1,872.8         386.7         2,106.2         153.3
                                                             .......................................................................
    Unamortized investment tax credits                             236.3          267.4         (31.1)          250.7         (14.4)
                                                             .......................................................................
    Other                                                          698.4          834.6        (136.2)          772.6         (74.2)
                                                             .......................................................................
   Minority interest, including a portion subject to
    redemption requirements                                        913.7          933.5         (19.8)          911.2           2.5
                                                             .......................................................................
   Preferred stock of subsidiary                                   200.5          135.0          65.5           200.5           -
                                                             .......................................................................
   Shareowners' investment
    Common stock                                                   157.6          157.5           0.1           157.6           -
    Contributed capital                                         13,286.5       13,200.0          86.5        13,176.8         109.7
    Reinvested earnings                                          1,698.2        1,683.9          14.3         1,261.6         436.6
    Accumulated other comprehensive loss                          (789.4)        (498.5)       (290.9)         (553.3)       (236.1)
                                                             .......................................................................
                                                                14,352.9       14,542.9        (190.0)       14,042.7         310.2
    Less common stock in treasury, at cost                         583.6          593.4          (9.8)          590.5          (6.9)
    Less deferred compensation-employee stock ownership plans      599.1          715.6        (116.5)          663.1         (64.0)
                                                             .......................................................................
   Total shareowners' investment                                13,170.2       13,233.9         (63.7)       12,789.1         381.1
                                                             .......................................................................
Total Liabilities and Shareowners' Investment                 $ 54,715.7     $ 52,668.2    $  2,047.5      $ 53,964.1    $    751.6
                                                             =======================================================================


Bell Atlantic Corporation

----------------------------------------------
Consolidated Statements of Cash Flows
----------------------------------------------

                                                                                                             (Dollars in Millions)
                                                                                     --------------
                                                                                      6 Mos. Ended     6 Mos. Ended
Unaudited                                                                                  6/30/98          6/30/97      $ Change
----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net Income                                                                              $  1,914.3       $  1,595.0    $    319.3
Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                                          2,856.3          2,735.1         121.2
    Extraordinary item, net of tax                                                            22.5                           22.5
    Loss from unconsolidated businesses                                                        2.7            115.4        (112.7)
    Dividends received from unconsolidated businesses                                         88.1             97.8          (9.7)
    Amortization of unearned lease income                                                    (57.5)           (52.5)         (5.0)
    Deferred income taxes, net                                                               118.1             85.5          32.6
    Investment tax credits                                                                   (14.5)           (21.4)          6.9
    Other items, net                                                                         101.2             (5.9)        107.1
    Changes in certain assets and liabilities, net of effects
      from acquisition/disposition of businesses                                            (158.5)          (732.9)        574.4
                                                                                       ...........................................
Net cash provided by operating activities                                                  4,872.7          3,816.1       1,056.6
                                                                                       ...........................................
Cash Flows from Investing Activities
Net change in short-term investments                                                         299.9             66.1         233.8
Additions to plant, property and equipment                                                (3,483.8)        (3,074.8)       (409.0)
Proceeds from sale of plant, property and equipment                                            2.1             25.2         (23.1)
Investment in leased assets                                                                  (26.8)           (83.2)         56.4
Proceeds from leasing activities                                                             105.6             47.0          58.6
Investment in notes receivable                                                                  -             (17.9)         17.9
Proceeds from notes receivable                                                                20.8             29.6          (8.8)
Proceeds from TCNZ share repurchase plan                                                        -              82.0         (82.0)
Investments in unconsolidated businesses, net                                               (413.6)          (387.4)        (26.2)
Acquisition of businesses                                                                    (15.8)               -         (15.8)
Proceeds from disposition of businesses                                                        4.6            271.5        (266.9)
Other, net                                                                                   (58.6)           (84.9)         26.3
                                                                                       ...........................................
Net cash used in investing activities                                                     (3,565.6)        (3,126.8)       (438.8)
                                                                                       ...........................................
Cash Flows from Financing Activities
Proceeds from borrowings                                                                   2,990.1            151.3       2,838.8
Principal repayments of borrowings and capital lease obligations                            (209.2)          (349.6)        140.4
Early extinguishment of debt                                                                (590.0)             0.0        (590.0)
Net change in short-term borrowings with original maturities of three months or less      (2,031.9)         1,026.4      (3,058.3)
Dividends paid                                                                            (1,188.3)        (1,158.6)        (29.7)
Proceeds from sale of common stock                                                           375.5            310.5          65.0
Purchase of common stock for treasury                                                       (655.3)          (390.6)       (264.7)
Minority interest                                                                                -             (0.1)           .1
Reduction in preferred stock of subsidiary                                                       -            (10.0)         10.0
Net change in outstanding checks drawn on controlled disbursement accounts                   (17.7)          (332.1)        314.4
                                                                                       -------------------------------------------
Net cash used in financing activities                                                     (1,326.8)          (752.8)       (574.0)
                                                                                       -------------------------------------------
Decrease in cash and cash equivalents                                                        (19.7)           (63.5)         43.8
Cash and cash equivalents, beginning of period                                               322.8            249.4          73.4
                                                                                       -------------------------------------------
Cash and cash equivalents, end of period                                                $    303.1       $    185.9    $    117.2
                                                                                       ===========================================

Bell Atlantic Corporation

-------------------------------------------------------------------
Telecom Sector - Adjusted Financial Results
-------------------------------------------------------------------

                                                                                                     (Dollars in Millions)
                                        -------------                            -------------
                                        3 Mos. Ended  3 Mos. Ended               6 Mos. Ended     6 Mos. Ended
Unaudited                                    6/30/98       6/30/97   % Change         6/30/98          6/30/97    % Change
------------------------------------------------------------------------------   -----------------------------------------
Operating Revenues
  Local services                        $    3,478.1  $    3,355.0        3.7    $    6,823.7     $    6,562.5         4.0
  Network access services                    1,942.8       1,852.8        4.9         3,849.3          3,711.8         3.7
  Long distance services                       474.2         561.4      (15.5)          976.1          1,131.7       (13.7)
  Ancillary services                           463.5         451.8        2.6           942.9            916.6         2.9
  Directory and information services           628.6         622.3        1.0         1,186.3          1,153.4         2.9
                                       ............................             ...............................
Total Operating Revenues                $    6,987.2  $    6,843.3        2.1    $   13,778.3     $   13,476.0         2.2
                                       ............................             ...............................

Operating Expenses
  Employee costs                             1,940.2       1,954.8        (.7)        3,854.3          3,881.1         (.7)
  Depreciation and amortization              1,296.0       1,229.7        5.4         2,566.4          2,459.7         4.3
  Taxes other than income                      354.5         360.7       (1.7)          703.4            733.7        (4.1)
  Other operating expenses                   1,578.3       1,566.5         .8         3,025.1          2,891.2         4.6
                                       ............................             ...............................
Total Operating Expenses                $    5,169.0  $    5,111.7        1.1    $   10,149.2     $    9,965.7         1.8
                                       ............................             ...............................

Operating Income                        $    1,818.2  $    1,731.6        5.0    $    3,629.1     $    3,510.3         3.4
Operating Income Margin                         26.0%         25.3%                      26.3%            26.0%

Operating Cash Flow                     $    3,114.2  $    2,961.3        5.2    $    6,195.5     $    5,970.0         3.8
Operating Cash Flow Margin                      44.6%         43.3%                      45.0%            44.3%
------------------------------------------------------------------------------   -----------------------------------------
Operating Statistics
Access lines in service (in millions)
  Residence                                                                            25,739           24,888         3.4
  Business                                                                             14,565           13,700         6.3
  Public                                                                                  523              524         (.2)
                                                                                ...............................
Total                                                                                  40,827           39,112         4.4
                                                                                ...............................
ISDN (BRI lines)  (000)                                                                   470              380        23.7

Access minutes of use (in millions)           43,349        39,985        8.4          84,958           78,318         8.5

Employees per 10,000 access lines (1)                                                    30.0             31.4        (4.5)

High Capacity and Digital Data
Revenues (in millions)
  Transport & Services                  $      579.9  $      449.2       29.1    $    1,137.1     $      876.1        29.8

Volumes in service (000)
  DSO Equivalents (2)                                                                  14,517           10,191 *      42.4
  PRI ISDN (circuits)                                                                     650              334        94.6



Footnotes:
(1) Calculated based on employees of telephone operations only
(2) Includes all DSO and above circuits (Digital DSO, DS1, DS3, PRI, Frame Relay, OCnC) and does not include Bell Atlantic Official Company Service or Network Facilities. DSO equivalents defined as a factor of 64KBS transmission rate.

*   Restated

Bell Atlantic Corporation

---------------------------------------------------------
Global Wireless Sector - Proportionate Results
---------------------------------------------------------

                                                                                                               (Dollars in Millions)
                                               -------------                                -------------
                                                3 Mos. Ended    3 Mos. Ended                 6 Mos. Ended    6 Mos. Ended
Unaudited                                            6/30/98         6/30/97     % Change         6/30/98         6/30/97  % Change
------------------------------------------------------------------------------------------  ----------------------------------------
Combined Global Wireless

Selected Financial Results
Revenues                                        $    1,112.0    $      902.1         23.3    $    2,088.7    $    1,708.8      22.2
Operating income                                $      202.9    $      125.1         62.2    $      323.4    $      196.8      64.3
Operating cash flow                        (1)  $      380.5    $      255.5         48.9    $      672.8    $      450.1      49.5

Selected Operating Data
Subscribers (000)                                      7,298           5,467         33.5           7,298           5,467      33.5
Subscriber net adds in period (000)                      486             396         22.7             880             722      21.9
POPs (000)                                           177,074         174,817          1.3         177,074         174,817       1.3
------------------------------------------------------------------------------------------  ----------------------------------------
Bell Atlantic Mobile                       (2)

Selected Financial Results
Revenues                                        $      869.4    $      771.0         12.8    $    1,655.0    $    1,474.8      12.2
Operating income                                $      217.4    $      178.6         21.7    $      384.9    $      319.3      20.5
Operating cash flow                             $      347.9    $      282.5         23.2    $      636.9    $      516.9      23.2

Selected Operating Data
Subscribers (000)                                      5,707           4,875         17.1           5,707           4,875      17.1
Subscriber net adds in period (000)                      224             241         (7.1)            351             465     (24.5)
Controlled POPs (000)                                 56,987          56,830           .3          56,987          56,830        .3
------------------------------------------------------------------------------------------  ----------------------------------------
PrimeCo Personal Communications            (3)

Selected Financial Data
Revenues                                        $       55.8    $       23.2           NM    $      104.3    $       35.0        NM
Operating income                                $      (46.2)   $      (57.4)        19.5    $     (111.1)   $     (116.0)      4.2
Operating cash flow                             $      (23.9)   $      (43.0)        44.4    $      (60.5)   $      (85.7)     29.4

Selected Operating Data
Subscribers (000)                                        279              94           NM             279              94        NM
Subscriber net adds in period (000)                       42              40          5.0              98              76      28.9
POPs (000)                                            28,487          28,487          -            28,487          28,487       -
------------------------------------------------------------------------------------------  ----------------------------------------
International Wireless Operations          (4)

Selected Financial Data
Revenues                                        $      186.8    $      107.9         73.1    $      329.4    $      199.0      65.5
Operating income                                $       31.7    $        3.9           NM    $       49.6    $       (6.5)       NM
Operating cash flow                             $       56.5    $       16.0           NM    $       96.4    $       18.9        NM

Selected Operating Data
Subscribers (000)                                      1,312             498           NM           1,312             498        NM
Subscriber net adds in period (000)                      220             115           NM             431             181        NM
POPs (000)                                            91,600          89,500          2.3          91,600          89,500       2.3

Footnotes:
(1) Operating cash flow equals operating income plus depreciation and amortization
(2) Bell Atlantic Mobile results reflect consolidated results for all controlled markets
(3) Represents 46.7% of total PrimeCo Personal Communications
(4) Represents Bell Atlantic's proportionate share of International wireless investments including consolidated, equity method, and cost basis investments
NM  Not meaningful

Bell Atlantic Corporation

-----------------------------------------------
Bell Atlantic Mobile Results
-----------------------------------------------

                                                                                                             (Dollars in Millions)
                                                 --------------                          --------------
                                                  3 Mos. Ended   3 Mos. Ended             6 Mos. Ended     6 Mos. Ended
Unaudited                                              6/30/98        6/30/97   % Change       6/30/98          6/30/97  % Change
---------------------------------------------------------------------------------------- -----------------------------------------
Bell Atlantic Mobile                         (1)

Selected Financial Results
Revenues                                          $      869.4   $      771.0       12.8  $    1,655.0     $    1,474.8      12.2
Less: Incollect revenues                                  71.5           57.3       24.8         133.5            104.7      27.5
Less: Equipment revenues                                  42.5           31.3       35.8          77.7             61.7      25.9
                                                 .............................           ...............................
Service revenues                                  $      755.4   $      682.4       10.7  $    1,443.8     $    1,308.4      10.3
                                                 .............................           ...............................
Operating income                                  $      217.4   $      178.6       21.7  $      384.9     $      319.3      20.5
Operating cash flow                               $      347.9   $      282.5       23.2  $      636.9     $      516.9      23.2
Operating cash flow margin                   (2)           46%            41%                      44%              40%
Capital expenditures, excluding acquisitions             162.1          260.1      (37.7)        265.5            500.0     (46.9)

Selected Operating Data
Subscribers (000)                                        5,707          4,875       17.1         5,707            4,875      17.1
Penetration                                  (3)         10.0%           8.6%                    10.0%             8.6%
Subscriber net adds in period (000)                        224            241       (7.1)          351              465     (24.5)
Controlled POPs (000)                        (4)        56,987         56,830         .3        56,987           56,830        .3
Owned POPs (000)                             (5)        55,101         54,944         .3        55,101           54,944        .3

Churn rate                                               1.75%          1.59%                    1.79%            1.72%
Total revenue per subscriber                      $      51.89   $      54.04       (4.0) $      50.17     $      52.95      (5.3)
Service revenue per subscriber                    $      45.09   $      47.83       (5.7) $      43.77     $      46.98      (6.8)
Cash expense per subscriber                       $      24.32   $      28.03      (13.2) $      24.46     $      28.42     (13.9)
Acquisition cost per add                     (6)  $        194   $        234      (17.1) $        210     $        222      (5.4)


Footnotes:
(1) Bell Atlantic Mobile results reflect consolidated results for all controlled markets
(2) Operating cash flow margin is calculated by dividing operating cash flow by service revenues
(3) Penetration is calculated by dividing subscribers by controlled POPs
(4) Controlled POPs represent the total number of POPs for which Bell Atlantic Mobile has operating control
(5) Owned POPs represent Bell Atlantic Mobile percentage ownership in all licensed markets
(6) Acquisition cost per add includes commissions and loss on handsets